JPMorgan Chase Financial Company LLC	February 2019
Pricing Supplement
Registration Statement Nos. 333-222672 and 333-222672-01
Dated February 28, 2019
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Dual Directional Buffered Participation Securities, which we refer to as Buffered Securities, will pay no interest and provide a minimum payment at maturity of only 10.00% of the stated principal amount. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the basket, subject to a maximum payment at maturity. If the basket has declined in value but by no more than the specified buffer amount, investors will receive at maturity the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 10% return. However, if the basket has declined by more than the buffer amount, at maturity investors will lose the benefit of the absolute return feature and will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10.00% of the stated principal amount. Investors may lose up to 90.00% of the stated principal amount of the Buffered Securities at maturity. The Buffered Securities are for investors who seek exposure to an equally weighted basket of the two indices specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the absolute return and the buffer features that in each case apply only to a limited range of performance of the basket. The Buffered Securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Buffered Securities is subject to the credit risk of JPMorgan Financial, as issuer of the Buffered Securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered Securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Underlyings	Bloomberg ticker symbol	Basket weighting
	Russell 2000® Index (the “RTY Index”)	RTY	50%
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	50%
We refer to the RTY Index and the SX5E Index as the underlying indices.
Aggregate principal amount:	$7,573,590
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $10 stated principal amount Buffered Securities,
$10 + upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is equal to the initial basket value or is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, for each $10 stated principal amount Buffered Securities,
$10 + ($10 × absolute basket return)

In this scenario, you will receive a 1% positive return on the Buffered Securities for each 1% negative return on the basket. In no event will this amount exceed the stated principal amount plus $1.00.

If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, for each $10 stated principal amount Buffered Securities,

($10 × basket performance factor) + $1.00
This amount will be less than the stated principal amount of $10 per Buffered Security. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the Buffered Securities pay less than $1.00 per Buffered Security at maturity.
Upside payment:	$10 × basket percent change
Basket percent change:	(final basket value – initial basket value) / initial basket value
Absolute basket return:	The absolute value of the basket percent change. For example, a -5% basket percent change will result in a +5% absolute basket return.
Maximum payment at maturity:	$11.785 (117.85% of the stated principal amount) per Buffered Security
Minimum payment at maturity:	$1.00 per Buffered Security (10.00% of the stated principal amount)
Stated principal amount:	$10 per Buffered Security
Issue price:	$10 per Buffered Security (see “Commissions and issue price” below)
Pricing date:	February 28, 2019
Original issue date (settlement date):	March 5, 2019
Valuation date:	August 28, 2020, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:	September 3, 2020, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Buffered Security	$10.00	$0.20 (2)	$9.75
$0.05(3)
Total	$7,573,590.00	$189,339.75	$7,384,250.25

(1)	See “Additional Information about the Buffered Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Buffered Securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.20 per $10 stated principal amount Buffered Security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount Buffered Securities

The estimated value of the Buffered Securities on the pricing date was $9.709 per $10 stated principal amount Buffered Securities. See “Additional Information about the Buffered Securities — The estimated value of the Buffered Securities” in this document for additional information.

Investing in the Buffered Securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-1 of the accompanying underlying supplement and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered Securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered Securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Buffered Securities” at the end of this document.

Product supplement no. MS-1-I dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004523/dp87526_424b2-ms1i.pdf

Underlying supplement no. 1-I dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004514/crt_dp87766-424b2.pdf

Prospectus supplement and prospectus, each dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004508/dp87767_424b2-ps.pdf

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Buffer amount:	10.00%
Basket performance factor:	final basket value / initial basket value
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]
Index return:	With respect to each underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date, which was 1,575.549 for the RTY Index and 3,298.26 for the SX5E Index
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
CUSIP / ISIN:	48130X547 / US48130X5471
Listing:	The Buffered Securities will not be listed on any securities exchange.

February 2019	Page 2

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Investment Summary

Dual Directional Buffered Participation Securities

Principal at Risk Securities

The Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020 (the “Buffered Securities”) can be used:

■	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity.
■	To provide an unleveraged positive return in the event of a decline of the basket but only if the decline is less than or equal to the buffer amount.
■	To obtain a buffer against a specified level of negative performance in the basket.

Maturity:	Approximately 18 months
Maximum payment at maturity:	$11.785 (117.85% of the stated principal amount) per Buffered Security
Buffer amount:	10.00%
Minimum payment at maturity:	$1.00 per Buffered Security. Investors may lose up to 90.00% of the stated principal amount of the Buffered Securities at maturity.
Basket weightings:	50% for the RTY Index and 50% for the SX5E Index

Supplemental Terms of the Buffered Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

February 2019	Page 3

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Key Investment Rationale

The Buffered Securities offer exposure to an underlying asset, which may be equities, commodities and/or currencies, and the opportunity, through the absolute return feature, to earn a positive return at maturity for a limited range of negative performance of the underlying asset. If the underlying asset has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the underlying asset, subject to the minimum payment at maturity. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated but by no more than the specified buffer amount, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline in the underlying asset, which will effectively be limited to a positive 10% return. However, at maturity, if the underlying asset has depreciated by more than the buffer amount, the investor will lose the benefit of the absolute return feature and will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90.00% of the stated principal amount of the Buffered Securities at maturity.

Absolute Return Feature	The Buffered Securities offer investors an opportunity to earn an unleveraged positive return if the final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount.
Upside Scenario	The final basket value is greater than the initial basket value and, at maturity, the Buffered Securities pay the stated principal amount of $10 plus a return equal to 100.00% of the basket percent change, subject to the maximum payment at maturity of $11.785 (117.85% of the stated principal amount) per Buffered Security.
Absolute Return Scenario	The final basket value is equal to the initial basket value or is less than initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%. In this case, the Buffered Securities pay a 1% positive return for each 1% negative return of the basket. For example, if the final basket value is 5% less than the initial basket value, the Buffered Securities will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 10% return at maturity.
Downside Scenario	The final basket value is less than the initial basket value by more than 10.00% and, at maturity, the Buffered Securities pay an amount that is less than the stated principal amount. This decrease will be by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value, plus the buffer amount of 10.00%. (Example: if the basket decreases in value by 30%, the Buffered Securities will pay an amount that is less than the stated principal amount by 30% plus the buffer amount of 10.00%, or $8.00 per Buffered Security.) The minimum payment at maturity is $1.00 per Buffered Security, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

February 2019	Page 4

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

How the Buffered Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered Securities based on the following terms:

Stated principal amount:	$10 per Buffered Security
Maximum payment at maturity factor:	$11.785 (117.85% of the stated principal amount) per Buffered Security
Minimum payment at maturity:	$1.00 per Buffered Security

Buffered Securities Payoff Diagram

How it works

■	Upside Scenario. If the final basket value is greater than the initial basket value, for each $10 principal amount Buffered Securities investors will receive the $10 stated principal amount plus a return equal to 100.00% of the appreciation of the basket over the term of the Buffered Securities, subject to the maximum payment at maturity. Under the terms of the Buffer Securities, an investor will realize the maximum payment at maturity at a final basket value of 117.85% of the initial basket value.
■	For example, if the basket appreciates 5%, investors will receive a 5% return, or $10.50 per Buffered Security.
■	Absolute Return Scenario. If the final basket value is equal to the initial basket value or is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, investors will receive a 1% positive return on the Buffered Securities for each 1% negative return of the basket.
■	For example, if the basket declines 5%, investors will receive a 5% return, or $10.50 per security.
■	The maximum return you may receive in this scenario is a positive 10% return at maturity.
■	Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, investors will lose the benefit of the absolute return feature and will instead receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the

February 2019	Page 5

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

initial basket value plus the buffer amount of 10.00%. The minimum payment at maturity is $1.00 per Buffered Security.

■	For example, if the basket depreciates 50%, investors will lose 40% of their principal and receive only $6.00 per Buffered Security at maturity, or 60% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Buffered Securities shown above apply only if you hold the Buffered Securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

February 2019	Page 6

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Hypothetical Payouts on the Buffered Securities at Maturity

Below are four examples of how to calculate the payment at maturity based on the hypothetical values of the underlying indices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary.

The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value of either underlying index.  The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement.  For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1:  The final basket value is greater than the initial basket value.

Underlying index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
RTY Index	50%	100.00	102.50	+2.50%
SX5E Index	50%	100.00	102.50	+2.50%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(102.50 – 100.00) / 100.00] × 50% = 1.25%
[(102.50 – 100.00) / 100.00] × 50% = 1.25%
1.25% + 1.25% = 2.50%
Final basket value	=	100 × (1 + 2.50%), which equals 102.50
Basket percent change	=	(102.50 – 100) / 100, which equals 2.50%

The payment at maturity per Buffered Security will equal $10 plus the upside payment, subject to the maximum payment at maturity.  The upside payment will equal (i) $10 times (ii) the basket percent change, or:

$10 × 2.50% = $0.25

Because this amount would not result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $11.785 per Buffered Security, the payment at maturity will equal $10 plus the upside payment, or:

$10 + $0.25 = $10.25

February 2019	Page 7

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Example 2:  The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Underlying index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
RTY Index	50%	100.00	130.00	+30.00%
SX5E Index	50%	100.00	130.00	+30.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical value above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(130.00 – 100.00) / 100.00] × 50% = 15.00%
[(130.00 – 100.00) / 100.00] × 50% = 15.00%
15% + 15% = 30%
Final basket value	=	100 × (1 + 30%), which equals 130
Basket percent change	=	(130 – 100) / 100, which equals 30%

The payment at maturity per Buffered Security will equal $10 plus the upside payment, subject to the maximum payment at maturity.  The upside payment will equal (i) $10 times (ii) the basket percent change, or:

$10 × 30% = $3.00

Because this amount would result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $11.785 per Buffered Security, the payment at maturity will equal the hypothetical maximum payment at maturity of $11.785 per Buffered Security.

February 2019	Page 8

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value, but has decreased by an amount less than the buffer amount.

Underlying index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
RTY Index	50%	100.00	95.00	-5.00%
SX5E Index	50%	100.00	95.00	-5.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(95.00 – 100.00) / 100.00] × 50% = -2.50%
[(95.00 – 100.00) / 100.00] × 50% = -2.50%
(-2.50%) + (-2.50%) = -5.00%
Final basket value	=	100 × [1 + (-5%)], which equals 95
Basket percent change	=	(95 – 100) / 100, which equals -5%

The payment at maturity per Buffered Security will equal $10 plus (i) $10 times (ii) the absolute basket return, which is the absolute value of the basket percent change, or:

$10 + ($10 × |-5%|) = $10.50

Because the final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, investors will receive the stated principal amount of $10 per Buffered Security plus a positive return equal to the absolute value of the percentage decline of the basket.

February 2019	Page 9

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Example 4: The final basket value is less than the initial basket value and has decreased by an amount that is more than the buffer amount.

Underlying index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
RTY Index	50%	100.00	20.00	-80.00%
SX5E Index	50%	100.00	110.00	+10.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket value = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(20.00 – 100.00) / 100.00] × 50% = -40.00%
[(110.00 – 100.00) / 100.00] × 50% = 5.00%
(-40%) + 5.00% = -35%
Final basket value	=	100 × (1 + (-35%)), which equals 65
Basket performance factor	=	65 / 100, which equals 65%

In the above example, the final index value of the SX5E Index is greater than its initial index value, but the final index value of the RTY Index is less than its initial index value. Because the underlying indices are equally weighted and the RTY Index has declined significantly, its decline more than offsets the increase in the SX5E Index and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the initial basket value by an amount greater than the buffer amount of 10.00%, in this example, investors lose the benefit of the absolute return feature and the payment at maturity per Buffered Security will equal $10 times the basket performance factor plus $1.00 per $10 principal amount Buffered Security; or

($10 × 65%) + $1.00 = $7.50

The payment at maturity per Buffered Security will be $7.50, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket plus the buffer amount.

February 2019	Page 10

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered Securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered Securities.

■	The Buffered Securities do not pay interest and you could lose up to 90.00% of your principal at maturity. The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest and provide a minimum payment at maturity of only 10.00% of your principal, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. If the final basket value has declined by an amount greater than the buffer amount of 10.00% from the initial basket value, you will lose the benefit of the absolute return feature and you will instead receive for each Buffered Security that you hold a payment at maturity that is less than the stated principal amount of each Buffered Security by an amount proportionate to the decline in the value of the basket, plus $1.00 per Buffered Security. Accordingly, you could lose up to 90.00% of your principal.
■	The appreciation potential of the Buffered Securities if the basket has appreciated is limited by the maximum payment at maturity. The appreciation potential of the Buffered Securities if the basket has appreciated is limited by the maximum payment at maturity of $11.785 (117.85% of the stated principal amount) per Buffered Security. Because the maximum payment at maturity will be limited to 117.85% of the stated principal amount for the Buffered Securities, any increase in the final basket value by more than 17.85% will not further increase the return on the Buffered Securities.
■	Your maximum downside gain on the Buffered Securities is limited by the buffer amount. If the final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount, you will receive at maturity $10 plus a return equal to the absolute basket return, which will reflect a 1% positive return for each 1% negative return on the basket, subject to an effective limit of 10%. Because you will not receive a positive return if the basket has declined below the buffer amount, your maximum payment at maturity if the basket depreciates will be $11.00 per Buffered Security.
■	The Buffered Securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered Securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered Securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Buffered Securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered Securities and you could lose your entire investment.
■	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Buffered Securities. If these affiliates do not make payments to us and we fail to make payments on the Buffered Securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
■	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered Securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered Securities, including acting as calculation agent and as an agent of the offering of the Buffered Securities, hedging our obligations under the Buffered Securities and making the assumptions used to determine the pricing of the Buffered Securities and the estimated value of the Buffered Securities, which we refer to as the estimated value of the Buffered Securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered Securities. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity, if any.

February 2019	Page 11

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any underlying index or calculation of the final index value of any underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Buffered Securities and the value of the Buffered Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered Securities could result in substantial returns for us or our affiliates while the value of the Buffered Securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

■	Correlation (or lack of correlation) of performances among the underlying indices may reduce the performance of the basket, and changes in the values of the underlying indices may offset each other. The Buffered Securities are linked to an equally weighted basket consisting of the underlying indices. Movements and performances of the underlying indices may or may not be correlated with each other. At a time when the value of one of the underlying indices increases, the value of the other underlying index may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one of the underlying indices may be moderated, or more than offset, by a lesser increase or a decline in the value of the other underlying index. High correlation of movements in the values of the underlying indices during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will not be less than the initial basket value by more than the buffer amount.
■	The estimated value of the Buffered Securities is lower than the original issue price (price to public) of the Buffered Securities. The estimated value of the Buffered Securities is only an estimate determined by reference to several factors. The original issue price of the Buffered Securities exceeds the estimated value of the Buffered Securities because costs associated with selling, structuring and hedging the Buffered Securities are included in the original issue price of the Buffered Securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered Securities and the estimated cost of hedging our obligations under the Buffered Securities. See “Additional Information about the Buffered Securities — The estimated value of the Buffered Securities” in this document.
■	The estimated value of the Buffered Securities does not represent future values of the Buffered Securities and may differ from others’ estimates. The estimated value of the Buffered Securities is determined by reference to internal pricing models of our affiliates. This estimated value of the Buffered Securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Buffered Securities that are greater than or less than the estimated value of the Buffered Securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered Securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the Buffered Securities from you in secondary market transactions. See “Additional Information about the Buffered Securities — The estimated value of the Buffered Securities” in this document.
■	The estimated value of the Buffered Securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered Securities is based on, among other things, our and our affiliates’ view of the funding value of the Buffered Securities as well as the higher issuance, operational and ongoing liability management costs of the Buffered Securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered Securities and any secondary market prices of the Buffered Securities. See “Additional Information about the Buffered Securities — The estimated value of the Buffered Securities” in this document.

February 2019	Page 12

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

▪	The value of the Buffered Securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered Securities for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered Securities will be partially paid back to you in connection with any repurchases of your Buffered Securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Buffered Securities — Secondary market prices of the Buffered Securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Buffered Securities during this initial period may be lower than the value of the Buffered Securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Buffered Securities will likely be lower than the original issue price of the Buffered Securities. Any secondary market prices of the Buffered Securities will likely be lower than the original issue price of the Buffered Securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Buffered Securities. As a result, the price, if any, at which JPMS will be willing to buy Buffered Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered Securities.

The Buffered Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered Securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Buffered Securities will be impacted by many economic and market factors. The secondary market price of the Buffered Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the underlying indices, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying indices and the basket;
o	the time to maturity of the Buffered Securities;
o	dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation among the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index trade and the correlation among those rates and the levels of the SX5E Index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered Securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered Securities, if any, at which JPMS may be willing to purchase your Buffered Securities in the secondary market.

February 2019	Page 13

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

▪	Investing in the Buffered Securities is not equivalent to investing in the basket or the underlying indices. Investing in the Buffered Securities is not equivalent to investing in the basket, the underlying indices or their component stocks. Investors in the Buffered Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the Buffered Securities. The publisher for any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to any discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	An investment in the Buffered Securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	The Buffered Securities are subject to risks associated with securities issued by non-U.S. companies, with respect to the SX5E Index. The equity securities included in the SX5E Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The Buffered Securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your Buffered Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Buffered Securities, you will not receive any additional payment or incur any reduction in any payment on the Buffered Securities.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered Securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered Securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the Buffered Securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index value of an underlying index and, therefore, could potentially increase the value that the final index value of an underlying index must reach before you receive a payment at maturity that exceeds the issue price of the Buffered Securities or so that you do not suffer a loss on your initial investment in the Buffered Securities. Additionally, these hedging or trading activities during the term of the Buffered Securities, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered Securities declines.
▪	Secondary trading may be limited. The Buffered Securities will not be listed on a securities exchange. There may be little or no secondary market for the Buffered Securities. Even if there is a secondary

February 2019	Page 14

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily. JPMS may act as a market maker for the Buffered Securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered Securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered Securities.

▪	The tax consequences of an investment in the Buffered Securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered Securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Buffered Securities described in “Additional Information about the Buffered Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Buffered Securities, the timing and character of any income or loss on the Buffered Securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments and the issues presented by this notice.

February 2019	Page 15

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Basket Overview

The basket is an equally weighted basket composed of two indices.

Underlyings

The Russell 2000® Index. The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

The EURO STOXX 50® Index. The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions ― The EURO STOXX 50® Index” in the accompanying underlying supplement.

Underlying index information as of February 28, 2019
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket weighting
The Russell 2000® Index	RTY	1,575.549	1,512.446 (on 2/28/2018)	1,740.753 (on 8/31/2018)	1,266.925 (on 12/24/2018)	50%
The EURO STOXX 50® Index	SX5E	3,298.26	3438.96 (on 2/28/2018)	3,592.18 (on 5/17/2018)	2,937.36 (on 12/27/2018)	50%

The following graph is calculated to show the performance of the basket during the period from January 2, 2014 through February 28, 2019, assuming the underlying indices are weighted as set out above such that the initial basket value was 100 on January 2, 2014 and illustrates the effect of the offset and/or correlation among the underlying indices during that period. The graph does not attempt to show your expected return on an investment in the Buffered Securities. You cannot predict the future performance of either underlying index or of the basket as a whole, or whether an increase in the value of either underlying index will be offset by a decrease in the value of the other underlying index. The historical performance of the basket and the degree of correlation between the value trends of the underlying indices (or lack thereof) should not be taken as an indication of its future performance.

February 2019	Page 16

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Historical Basket Performance January 2, 2014 through February 28, 2019

The following graphs set forth the official daily values for each of the underlying indices for the period from January 2, 2014 through February 28, 2019. The related tables set forth the published high and low, as well as end-of-quarter, closing levels for each underlying index for each quarter in the same period. The closing levels on February 28, 2019 were, in the case of the RTY Index, 1,575.549, and in the case of the SX5E Index, 3,298.26. We obtained the closing level information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical values and historical performance of the underlying indices should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the underlying indices and basket closing value on the valuation date. There can be no assurance that the basket will not depreciate over the term of the Buffered Securities by more than the buffer amount so that you do not suffer a loss on your initial investment in the Buffered Securities.

February 2019	Page 17

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Historical Performance of the Russell 2000® Index January 2, 2014 through February 28, 2019

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

Russell 2000® Index	High	Low	Period End
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter (through February 28, 2019)	1,590.062	1,330.831	1,575.549

February 2019	Page 18

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Historical Performance of the EURO STOXX 50® Index January 2, 2014 through February 28, 2019

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX 50® Index — License Agreement” in the accompanying underlying supplement.

EURO STOXX 50® Index	High	Low	Period End
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter (through February 28, 2019)	3,298.26	2,954.66	3,298.26

February 2019	Page 19

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Additional Information about the Buffered Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered Securities will be postponed to the third business day following the valuation date as postponed.
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
Minimum ticketing size:	$1,000 / 100 Buffered Securities
The estimated value of the Buffered Securities:

The estimated value of the Buffered Securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered Securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered Securities. The estimated value of the Buffered Securities does not represent a minimum price at which JPMS would be willing to buy your Buffered Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Buffered Securities is based on, among other things, our and our affiliates’ view of the funding value of the Buffered Securities as well as the higher issuance, operational and ongoing liability management costs of the Buffered Securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the Buffered Securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Buffered Securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Buffered Securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the Buffered Securities does not represent future values of the Buffered Securities and may differ from others’ estimates” in this document.

The estimated value of the Buffered Securities is lower than the original issue price of the Buffered Securities because costs associated with selling, structuring and hedging the Buffered Securities are included in the original issue price of the Buffered Securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered Securities and the estimated cost of hedging our obligations under the Buffered Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Buffered Securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — The estimated value of the Buffered Securities is lower than the original issue price (price to public) of the Buffered Securities” in this document.

Secondary market prices of the Buffered Securities:

For information about factors that will impact any secondary market prices of the Buffered Securities, see “Risk Factors — Secondary market prices of the Buffered Securities will be impacted by many economic and market factors” in this document.  In addition, we generally expect that some of the costs included in the original issue price of the Buffered Securities will be partially paid back to you in connection with any repurchases of your Buffered Securities by JPMS in an amount that will decline to zero over an initial predetermined period

February 2019	Page 20

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

that is intended to be the shorter of two years and one-half of the stated term of the Buffered Securities.  The length of any such initial period reflects the structure of the Buffered Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered Securities and when these costs are incurred, as determined by our affiliates.  See “Risk Factors — The value of the Buffered Securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered Securities for a limited time period.”

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered Securities.

Based on current market conditions, in the opinion of our special tax counsel, your Buffered Securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Buffered Securities should be treated as long-term capital gain or loss if you hold your Buffered Securities for more than a year, whether or not you are an initial purchaser of Buffered Securities at the issue price. However, the IRS or a court may not respect this treatment of the Buffered Securities, in which case the timing and character of any income or loss on the Buffered Securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2021 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the Buffered Securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered Securities.

Withholding under legislation commonly referred to as “FATCA” may (if the Buffered Securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Buffered Securities, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a Buffered Security, although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted

February 2019	Page 21

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amount treated as interest).  You should consult your tax adviser regarding the potential application of FATCA to the Buffered Securities.

Supplemental use of proceeds and hedging:

The Buffered Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered Securities. See “How the Buffered Securities Work” in this document for an illustration of the risk-return profile of the Buffered Securities and “Basket Overview” in this document for a description of the market exposure provided by the Buffered Securities.

The original issue price of the Buffered Securities is equal to the estimated value of the Buffered Securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered Securities, plus the estimated cost of hedging our obligations under the Buffered Securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered Securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Buffered Security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered Securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the Buffered Securities will be made against payment for the Buffered Securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the Buffered Securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Buffered Securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Validity of the Buffered Securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Buffered Securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Buffered Securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Buffered Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 8, 2018, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on March 8, 2018.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).

February 2019	Page 22

JPMorgan Chase Financial Company LLC

Dual Directional Buffered Participation Securities Based on the Performance of a Basket of Two Indices due September 3, 2020

Principal at Risk Securities

Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Buffered Securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Buffered Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the Buffered Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated April 5, 2018:

http://www.sec.gov/Archives/edgar/data/19617/000095010318004523/dp87526_424b2-ms1i.pdf

• Underlying supplement no. 1-I dated April 5, 2018:

http://www.sec.gov/Archives/edgar/data/19617/000095010318004514/crt_dp87766-424b2.pdf

• Prospectus supplement and prospectus, each dated April 5, 2018:

http://www.sec.gov/Archives/edgar/data/19617/000095010318004508/dp87767_424b2-ps.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

February 2019	Page 23